SHARE EXCHANGE AGREEMENT

by and among

Jintai Mining Co. Limited (“Jintai HK“)

and

the Shareholders of Jintai HK,

on the one hand;

and

Jintai Mining Group Inc. (“Jintai Delaware”),
a Delaware corporation,

and

the Shareholders of Jintai Delaware,

on the other hand

July __, 2010

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of July __, 2010 (this “Agreement”), is made and entered into by and among Jintai Mining Co. Limited, a company incorporated in the Hong Kong Special Administration Region of People’s Republic of China (“Jintai HK”), and the shareholders of Jintai HK (“Jintai HK Shareholders”) listed on the signature pages for Jintai HK Shareholders attached hereto, on the one hand; and Jintai Mining Group, Inc., a Delaware corporation (“Jintai Delaware”), and the shareholders of Jintai Delaware listed on signature pages for Jintai Delaware Shareholders attached hereto (the “Jintai Delaware Shareholders”), on the other hand.

RECITALS

WHEREAS, the Jintai Delaware Shareholders hold, collectively, 32,000,000 shares of Jintai Delaware common stock, par value $.0001 (“Jintai Delaware Common Stock”) which represents 100% of the issued and outstanding capital stock of Jintai Delaware;

WHEREAS, the Jintai HK Shareholders own all of the equity interest (in shares of capital stock or otherwise) of Jintai HK (the “Jintai HK Equity Interest”);

WHEREAS, on July __, 2010, the Board of Directors of Jintai Delaware adopted resolutions approving Jintai Delaware’s acquisition of the equity interests of Jintai HK held by the Jintai HK Shareholders (the “Acquisition”) by means of a share exchange with the Jintai HK Shareholders pursuant to the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Jintai Delaware Shareholders will enter into this Agreement for the purpose of making certain covenants, indemnifications and agreements;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Jintai HK will become a 100% wholly-owned subsidiary of Jintai Delaware; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that the share exchange transaction contemplated in this Agreement shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1          The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)           The Jintai HK Shareholders will each sell, convey, assign, transfer and deliver to Jintai Delaware certificates representing the Jintai HK Equity Interest held by each Jintai HK Shareholder as set forth in column II of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Jintai HK, accompanied by a properly executed and authenticated stock power or instrument of like tenor.

SHARE EXCHANGE AGREEMENT

(b)           As consideration for the acquisition of the Jintai HK Equity Interests, Jintai Delaware will issue to each Jintai HK Shareholder and/or its designee(s), in exchange for such Jintai HK’s portion of the Jintai HK Equity Interests, the number of shares of Jintai Delaware Common Stock set forth opposite such party’s name in Column III on Annex I attached hereto (collectively, the “Jintai Delaware Shares”).  The Jintai Delaware Shares issued shall equal to 32,000,000 or 100% of the outstanding shares of Jintai Delaware Common Stock at the time of Closing.

1.2          Closing Date. The closing of the Acquisition (the “Closing”) shall take place on July __, 2010, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3          Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Jintai HK Shareholders, Jintai HK, the Jintai Delaware Shareholders, and/or Jintai Delaware (as applicable) shall take all such lawful and necessary action.

1.4          Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

 “Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

 “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means a adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of Jintai Delaware.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of the Securities Act.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Securities Act” means the Securities Act of 1933, as amended.

SHARE EXCHANGE AGREEMENT

“SEC” means the Securities & Exchange Commission.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” as defined in Regulation S of the Securities Act means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

1.5         Tax Consequences.  It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax-free reorganization under the Code.

SHARE EXCHANGE AGREEMENT

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF JINTAI HK

Except as otherwise disclosed herein or in the Disclosure Schedule delivered by Jintai HK to Jintai Delaware at the time of execution of this Agreement, Jintai HK hereby represents and warrants to Jintai Delaware and the Jintai Delaware Shareholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

2.1          Organization. Jintai HK has been duly incorporated, validly exists as a private company limited by shares, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power and authority to carry on its business in the jurisdiction where it currently does business.  Set forth on Schedule 2.1 of the Disclosure Schedule is a list of those jurisdictions in which Jintai HK presently conducts its business, owns, holds and operates its properties and assets.

2.2          Capitalization. The authorized capital stock of Jintai HK consists of 10,000 ordinary shares, HK$1.00 par value, of which at the Closing, 10,000 shares are issued and outstanding all of which are owned by the Jintai HK Shareholders.  All of the issued and outstanding shares of capital stock of Jintai HK, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Jintai HK’s capital stock.  Except as set forth in the preceding sentence, no other class of capital stock or other security of Jintai HK is authorized, issued, reserved for issuance or outstanding.  There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Jintai HK or any of the Jintai HK Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Jintai HK.  There are no outstanding contractual obligations (contingent or otherwise) of Jintai HK to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Jintai HK.

2.3          Subsidiaries. As of the Closing, Jintai HK has no direct or indirect subsidiaries, except as disclosed in Schedule 2.3 of the Disclosure Schedule hereto (collectively the “Jintai HK Subsidiaries,” and each a “Jintai HK Subsidiary”).  Each Jintai HK Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Except as disclosed in Schedule 2.3, Jintai HK owns all of the shares of each Jintai HK Subsidiary, and there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating any Jintai HK Subsidiary to issue any additional shares of common stock or ordinary stock, as the case may be, of such subsidiary, or any other securities convertible into, exchangeable for or evidence the right to subscribe for or acquire from any Jintai HK Subsidiary any shares of such subsidiary.

2.4          Certain Corporate Matters. Jintai HK is duly qualified to do business as a corporation and is in good standing under the laws of the Hong Kong SAR, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Jintai HK’s financial condition, results of operations or business.  Jintai HK has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

SHARE EXCHANGE AGREEMENT

2.5          Authority Relative to this Agreement.  Jintai HK has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Jintai HK have been duly authorized by Jintai HK’s Board of Directors and no other actions on the part of Jintai HK are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Jintai HK and constitutes a valid and binding agreement, enforceable against Jintai HK in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6          Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Jintai HK of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Jintai HK nor the consummation by Jintai HK of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Jintai HK or any Jintai HK Subsidiary, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Jintai HK or any Jintai HK Subsidiary is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Jintai HK or any Jintai HK Subsidiary, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Jintai HK taken as a whole.

2.7          Books and Records. The books and records of Jintai HK delivered to Jintai Delaware prior to the Closing fully and fairly reflect the transactions to which Jintai HK is a party or by which it or its properties are bound, and there shall be no material difference between the unaudited combined financial statements of Jintai HK given to Jintai Delaware and the Jintai Delaware Shareholders and the actual reviewed US GAAP results of Jintai HK for the period from date of inception through June 30, 2010.

2.8          Non Contravention.  The   execution,   delivery   and performance by Jintai HK of its obligations hereunder and the consummation of the transactions contemplated  herein, do not (a) violate,  conflict with or result in the breach of any provision of the  certificate  of  incorporation  or by-laws of Jintai HK, (b) result in the violation by Jintai HK of any laws  applicable to Jintai HK or any of its assets or properties,  or (c) result in a violation or breach of, constitute  (with or without notice or lapse of time or both) a default under, or require Jintai HK to obtain any consent,  approval or action of,  make any filing  with or give any notice to, or result in or give to any person or entity any right of payment or reimbursement,  termination, cancellation, modification or acceleration  of, or result in the creation or imposition of any lien upon any of the assets or  properties  of Jintai HK,  under any of the terms,  conditions or provisions of any  instruments to which Jintai HK is a party or by which Jintai HK or any of its assets or properties are bound.

2.9          Litigation. Except as disclosed in Schedule 2.9 of the disclosure schedules hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Jintai HK, threatened against or affecting Jintai HK or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Jintai Delaware Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Jintai HK nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of Jintai HK, there is not pending or contemplated, any investigation by the SEC involving Jintai HK or any current or former director or officer of Jintai HK.

SHARE EXCHANGE AGREEMENT

2.10        Legal Compliance. To the best Knowledge of Jintai HK, after due investigation, no claim has been filed against Jintai HK or any of the Jintai HK Subsidiaries alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Jintai HK and each of the Jintai HK Subsidiaries holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11        Contracts. Except as disclosed in Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Jintai HK.  Jintai HK is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12        Material Changes. Since June 30, 2010, except as disclosed in Schedule 2.12 of the Disclosures Schedule hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Neither Jintai HK nor Jintai HK Subsidiary have incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Jintai HK or Jintai HK Subsidiary’s financial statements pursuant to GAAP, (iii) neither Jintai HK nor Jintai HK Subsidiaries have altered its method of accounting, (iv) neither Jintai HK nor Jintai HK Subsidiaries have declared or made any dividend or distribution of cash or other property to its Shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither Jintai HK nor Jintai HK Subsidiaries have issued any equity securities to any officer, director or Affiliate.

2.13        Labor Relations.  No labor dispute exists or, to the Knowledge of Jintai HK, is imminent with respect to any of the employees of Jintai HK or a Jintai HK Subsidiary which could reasonably be expected to result in a Material Adverse Effect.  None of Jintai HK’s or Jintai HK Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Jintai HK or such Jintai HK Subsidiary, and neither Jintai HK nor any of the Jintai HK Subsidiaries is a party to a collective bargaining agreement, and Jintai HK and the Jintai HK Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the Knowledge of Jintai HK, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Jintai HK or any of the Jintai HK Subsidiaries to any liability with respect to any of the foregoing matters.  Jintai HK and the Jintai HK Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SHARE EXCHANGE AGREEMENT

2.14        Title to Assets.  Jintai HK and the Jintai HK Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Jintai HK and the Jintai HK Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Jintai HK and the Jintai HK Subsidiaries and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Jintai HK and the Jintai HK Subsidiaries are held by them under valid, subsisting and enforceable leases with which Jintai HK and the Jintai HK Subsidiaries are in compliance.

2.15        Transactions with Affiliates and Employees.  Except as disclosed in Schedule 2.15 of the disclosure schedules hereto, none of the officers or directors of Jintai HK and, to the Knowledge of Jintai HK, none of the employees of Jintai HK or a Jintai HK Subsidiary is presently a party to any transaction with Jintai HK or any Jintai HK Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Jintai HK, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Jintai HK or a Jintai HK Subsidiary and (iii) other employee benefits.

2.17        Certain Fees.  Except as disclosed in Schedule 2.17 of the Disclosure Schedule hereto, no brokerage or finder’s fees or commissions are or will be payable by Jintai HK to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.18        Registration Rights.  Except as disclosed in Schedule 2.18 of the disclosure schedules hereto, no Person has any right to cause (or any successor) to effect the registration under the Securities Act of any securities of Jintai HK (or any successor).

2.19        Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Jintai HK and each Jintai HK Subsidiary has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Jintai HK has no Knowledge of a tax deficiency which has been asserted or threatened against Jintai HK or any Jintai HK Subsidiary.

2.20        No General Solicitation.  Neither Jintai HK nor any person acting on behalf of Jintai HK has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.21        Foreign Corrupt Practices.  Neither Jintai HK, nor to the Knowledge of Jintai HK, any agent or other person acting on behalf of Jintai HK , has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Jintai HK (or made by any person acting on its behalf of which Jintai HK is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

2.22        Obligations of Management. Each officer and key employee of Jintai HK and Jintai HK Subsidiaries is currently devoting substantially all of his or her business time to the conduct of business of Jintai HK and Jintai HK Subsidiaries.  Neither Jintai HK nor any of the Jintai HK Subsidiaries is aware that any officer or key employee of Jintai HK or any Jintai HK Subsidiary is planning to work less than full time at Jintai HK or any Jintai HK Subsidiary, as applicable, in the future.  No officer or key employee is currently working or, to Jintai HK’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

SHARE EXCHANGE AGREEMENT

2.23        Minute Books. The minute books of Jintai HK and the Jintai HK Subsidiaries made available to Jintai Delaware contain a complete summary of all meetings and written consents in lieu of meetings of directors and Shareholders since the time of incorporation.

2.24        Money Laundering Laws.  The operations of Jintai HK are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Jintai HK with respect to the Money Laundering Laws is pending or, to the knowledge of Jintai HK, threatened.

2.25        Disclosure. The representations and warranties and statements of fact made by Jintai HK in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE JINTAI HK SHAREHOLDERS

Except as otherwise disclosed herein or in the Disclosure Schedule delivered by the Jintai HK Shareholders to Jintai Delaware at the time of execution of this Agreement, the Jintai HK Shareholders each hereby represent and warrant to Jintai Delaware as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

3.1          Ownership of the Jintai HK Equity Interest.  Each Jintai HK Shareholder owns, beneficially and of record, good and marketable title to the amount of the Jintai HK Equity Interest set forth opposite such Jintai HK Shareholder’s name in Column II of Annex I hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements.  Jintai HK Shareholders represent that they each have no right or claims whatsoever to any equity interests of Jintai HK, other than the Jintai HK Equity Interest and do not have any options, warrants or any other instruments entitling any of them to exercise or purchase or convert into additional equity interests of Jintai HK. At the Closing, the Jintai HK Shareholders will convey to Jintai Delaware good and marketable title to the Jintai HK Equity Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2          Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Jintai HK Shareholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SHARE EXCHANGE AGREEMENT

3.3         Purchase of Restricted Securities for Investment. The Jintai HK Shareholders each acknowledge that the Jintai Delaware Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Jintai Delaware Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Jintai Delaware Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Jintai HK Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Further, each Jintai HK Shareholder acknowledges and agrees that:

(a)          Each Jintai HK Shareholder is acquiring the Jintai Delaware Shares for investment, for such Jintai HK Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Jintai HK Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Jintai HK Shareholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Jintai Delaware Shares.

(b)          Each Jintai HK Shareholder understands that the Jintai Delaware Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Jintai Delaware’s reliance on such exemption is predicated on the each Shareholder’s representations set forth herein.

3.4         Status of Shareholder. Each of the Jintai HK Shareholders hereby makes the representations and warranties in either paragraph (a) or (b) of this Section 3.4, as indicated on the Signature Page of Jintai HK Shareholders which is attached and part of this Agreement:

(a)          Accredited Investor Under Regulation D. The Jintai HK Shareholders is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex III, and such Jintai HK Shareholder is not acquiring its portion of the Jintai Delaware Shares as a result of any advertisement, article, notice or other communication regarding the Jintai Delaware Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b)          Non-U.S. Person Under Regulation S.  Each Jintai HK Shareholder represents that:

(i)           he/she is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii)          at the time of Closing, the Jintai HK Shareholder was located outside the United States;

(iii)         no offer of the Jintai Delaware Shares was made to the Jintai HK Shareholder within the United States;

(iv)         the Jintai HK Shareholder is either (a) acquiring the Jintai Delaware Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(b);

SHARE EXCHANGE AGREEMENT

(v)         all subsequent offers and sales of the Jintai Delaware Shares by the Jintai HK Shareholder will be made outside the United States in compliance with Rule 903 of Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; the Jintai HK Shareholder understands the conditions of the exemption from registration afforded by section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

(vi)        the Jintai HK Shareholder will not resell the Jintai Delaware Shares to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);

(vii)       the Jintai HK Shareholder shall not and hereby agrees not to enter into any short sales with respect to Jintai Delaware Common Stock at any time after the execution of this Agreement by the Jintai HK Shareholder  and prior to the expiration of the Restricted Period;

(viii)      in the event of resale of the Jintai Delaware Shares to non-U.S. Persons outside of the U.S. during the Restricted Period, the Jintai HK Shareholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(ix)         the Jintai HK Shareholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Jintai Delaware Shares;

(x)          the Jintai HK Shareholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xi)         the Jintai HK Shareholder has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xii)        the Jintai HK Shareholder hereby represents that it has satisfied fully observed of the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Jintai Delaware Shares or this Agreement, including (i) the legal requirements of the Jintai HK Shareholder’s jurisdiction for the purchase and acquisition of the Jintai Delaware Shares, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Jintai Delaware Shares; and further, the Jintai HK Shareholder agrees to continue to comply with such laws as long as it shall hold the Jintai Delaware Shares.

(c)          The Jintai HK Shareholder understands that the Jintai Delaware Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the Jintai HK Shareholder set forth herein in order to determine the applicability of such provisions.  Accordingly, the Jintai HK Shareholder agrees to notify Jintai Delaware of any events which would cause the representations and warranties of the Jintai HK Shareholder to be untrue or breached at any time after the execution of this Agreement by such Jintai HK Shareholder and prior to the expiration of the Restricted Period.

SHARE EXCHANGE AGREEMENT

3.5         Investment Risk. The Jintai HK Shareholder is able to bear the economic risk of acquiring the Jintai Delaware Shares pursuant to the terms of this Agreement, including a complete loss of such the Jintai HK Shareholder’s investment in the Jintai Delaware Shares.

3.6         Restrictive Legends. The Jintai HK Shareholder acknowledges that the certificate(s) representing the Jintai HK Shareholder’s pro rata portion of the Jintai Delaware Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the Shareholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

3.7         Disclosure.  The representations and warranties and statements of fact made by Jintai HK Shareholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

3.8         Foreign Corrupt Practices.  Neither Jintai HK, Jintai HK Subsidiaries, nor to the Knowledge of Jintai HK Shareholders, any agent or other person acting on behalf of Jintai HK or Jintai HK Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Jintai HK or Jintai HK Subsidiaries (or made by any person acting on its behalf of which Jintai HK or Jintai HK Subsidiaries is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

SHARE EXCHANGE AGREEMENT

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF JINTAI DELAWARE AND THE JINTAI
DELAWARE SHAREHOLDERS

Except as otherwise disclosed herein or in the Disclosure Schedule delivered by Jintai Delaware and the Jintai Delaware Shareholders to Jintai HK at the time of execution of this Agreement, Jintai Delaware and the Jintai Delaware Shareholders hereby, jointly and severally, represent and warrant to Jintai HK and the Jintai HK Shareholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1         Organization and Qualification.  Jintai Delaware is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Jintai Delaware is not, to its Knowledge, in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”).  Jintai Delaware is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2         Authorization; Enforcement.  Jintai Delaware has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by Jintai Delaware and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Jintai Delaware and no further action is required by Jintai Delaware, the Board of Directors or Jintai Delaware’s Shareholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4.  This Agreement has been (or upon delivery will have been) duly executed by Jintai Delaware and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Jintai Delaware enforceable against Jintai Delaware in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3         No Conflicts.  The execution, delivery and performance by Jintai Delaware of this Agreement and the consummation by Jintai Delaware of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Jintai Delaware’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Jintai Delaware, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Jintai Delaware debt or otherwise) or other understanding to which Jintai Delaware is a party or by which any property or asset of Jintai Delaware is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Jintai Delaware is subject (including federal and state securities laws and regulations), or by which any property or asset of Jintai Delaware is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

SHARE EXCHANGE AGREEMENT

4.4         Filings, Consents and Approvals.  Jintai Delaware is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Jintai Delaware of this Agreement (collectively, the “Required Approvals”).

4.5         Issuance of the Jintai Delaware Shares.  The Jintai Delaware Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by Jintai Delaware other than restrictions on transfer provided for in this Agreement.

4.6         Capitalization.  The capitalization of Jintai Delaware is as set forth on Schedule 4.6, which Schedule 4.6 shall also include the number of shares of Jintai Delaware Common Stock owned beneficially, and of record, by Affiliates of Jintai Delaware as of the date hereof, if any.  Other than as set forth in Schedule 4.6, Jintai Delaware has not issued any capital stock since its inception.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Jintai Delaware Common Stock, or Contracts, commitments, understandings or arrangements by which Jintai Delaware or any subsidiary of Jintai Delaware is or may become bound to issue additional shares of Jintai Delaware Common Stock or Common Stock Equivalents.  The issuance of the Jintai Delaware Shares will not obligate Jintai Delaware to issue shares of Jintai Delaware Common Stock or other securities to any Person (other than to the Jintai HK Shareholders) and will not result in a right of any holder of Jintai Delaware securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of Jintai Delaware are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any Shareholder or Jintai Delaware’s board of directors is required for the issuance of the Jintai Delaware Shares.  There are no Shareholders agreements, voting agreements or other similar agreements with respect to Jintai Delaware’s capital stock to which Jintai Delaware is a party or, to the Knowledge of Jintai Delaware, between or among any of Jintai Delaware’s Shareholders. “Common Stock Equivalents” means any securities of Jintai Delaware or of any subsidiary of Jintai Delaware which would entitle the holder thereof to acquire at any time Jintai Delaware Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Jintai Delaware Common Stock.

4.7         Newly Incorporated Company.  Jintai Delaware is a newly incorporated company and has not conducted any substantial business operations since its inception.

4.8         Regulatory Permits.  Jintai Delaware possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Jintai Delaware has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

SHARE EXCHANGE AGREEMENT

4.9         Transactions with Affiliates and Employees.  None of the officers or directors of Jintai Delaware and, to the Knowledge of Jintai Delaware and the Jintai Delaware Shareholders, none of the employees of Jintai Delaware is presently a party to any transaction with Jintai Delaware (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Jintai Delaware, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Jintai Delaware and (iii) other employee benefits.

4.10       Non Contravention.  The   execution,   delivery   and performance by Jintai Delaware of its obligations hereunder and the consummation of the transactions contemplated  herein, do not (a) violate,  conflict with or result in the breach of any provision of the  certificate  of  incorporations  or by-laws of Jintai Delaware, or (b) result in the violation by Jintai Delaware of any laws  applicable to Jintai Delaware or any of its assets or properties,  or (c) result in a violation or breach of, constitute  (with or without notice or lapse of time or both) a default under, or require Jintai Delaware to obtain any consent,  approval or action of,  make any filing  with or give any notice to, or result in or give to any person or entity any right of payment or reimbursement,  termination, cancellation, modification or acceleration  of, or result in the creation or imposition of any lien upon any of the assets or  properties  of Jintai Delaware,  under any of the terms,  conditions or provisions of any  instruments to which Jintai Delaware is party or by which Jintai Delaware or any of its assets or properties are bound.

4.11       Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Jintai Delaware to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.12       Issuance of Jintai Delaware Shares. Assuming the accuracy of the Jintai HK Shareholders’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the Jintai Delaware Shares by Jintai Delaware to the Jintai HK Shareholders as contemplated hereby.

4.13       Investment Company. Jintai Delaware is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.14       Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Jintai Delaware has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Jintai Delaware has no knowledge of a tax deficiency which has been asserted or threatened against Jintai Delaware.

4.15       No General Solicitation.  Neither Jintai Delaware nor any person acting on behalf of Jintai Delaware has offered or sold any of the Jintai Delaware Shares by any form of general solicitation or general advertising.

4.16       Foreign Corrupt Practices.  Neither Jintai Delaware, nor to the Knowledge of Jintai Delaware and the Jintai Delaware Shareholders, any agent or other person acting on behalf of Jintai Delaware, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Jintai Delaware (or made by any person acting on its behalf of which Jintai Delaware is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

SHARE EXCHANGE AGREEMENT

4.17       Minute Books. The minute books of Jintai Delaware made available to Jintai HK and the Jintai HK Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and Shareholders since the time of incorporation.

4.18       Business Records and Due Diligence.  Prior to the Closing, Jintai Delaware delivered to Jintai HK all records and documents relating to Jintai Delaware, which Jintai Delaware and possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and Shareholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Jintai Delaware and Jintai Delaware’s subsidiaries, if any.

4.19       Transfer Agent.  Jintai Delaware’s transfer agent is listed on Schedule 4.37 with its name, address, telephone number, fax number, contact person and email address.  Such transfer agent is eligible to transfer securities via Depository Trust Company (“DTC”) and Deposit Withdrawal Agent Commission (“DWAC”).

ARTICLE 5

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1         Indemnification.

(a)           Subject to the provisions of this Article 5, and irrespective of any due diligence investigation conducted by Jintai HK with regard to the transactions contemplated hereby, the Jintai Delaware Shareholders agree to indemnify fully in respect of, hold harmless and defend Jintai HK, the Jintai HK Subsidiaries and the Jintai HK Shareholders, and each of the officers, agents and directors of Jintai HK, the Jintai HK Subsidiaries or the Jintai HK Shareholders, against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Jintai Delaware and/or the Jintai Delaware Shareholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Jintai Delaware prior to the Closing; or (B) the operations of Jintai Delaware prior to the Closing.

(b)           Subject to the provisions of this Article 5, Jintai HK agrees to indemnify fully in respect of, hold harmless and defend the Jintai Delaware Shareholders and each of the officers, agents and directors of the Jintai Delaware Shareholders against any Claims to which it or they may become subject arising out of or based on (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Jintai HK and/or the Jintai HK Shareholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Jintai HK subsequent to the Closing; or (B) the operations of Jintai HK subsequent to the Closing.

SHARE EXCHANGE AGREEMENT

5.2         Survival of Representations and Warranties.  Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Jintai Delaware, the Jintai Delaware Shareholders, Jintai HK and the Jintai HK Shareholders under this Agreement shall survive the date hereof for a period of twenty four (24) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by Jintai Delaware, the Jintai Delaware Shareholders, Jintai HK or the Jintai HK Shareholders may be made at any time.

5.3         Method of Asserting Claims, Etc.  The party claiming indemnification is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” All Claims for indemnification by any Indemnified Party under this Article 5 shall be asserted as follows:

(a)           In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”).  The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand.  The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party:  (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he does not dispute liability for indemnification under this Article 5 and that he desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”).  If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person.  No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

SHARE EXCHANGE AGREEMENT

(b)         In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party.  If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1         Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Jintai HK and Jintai Delaware as each party may request. In order that each party may have the full opportunity to do so, Jintai HK and Jintai Delaware, the Jintai HK Shareholders and the Jintai Delaware Shareholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Jintai HK or Jintai Delaware as each party or its representatives may reasonably request and cause Jintai HK or Jintai Delaware and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2         Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3         Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Jintai HK and the Jintai HK Shareholders on the one hand and Jintai Delaware and the Jintai Delaware Shareholders on the other hand. Without the prior written consent of Jintai HK, the Jintai HK Shareholders, Jintai Delaware or the Jintai Delaware Shareholders, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4         Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on Jintai Delaware.

SHARE EXCHANGE AGREEMENT

6.5         Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6         Bylaws. If necessary, Jintai Delaware shall amend its bylaws to permit the election and/or appointment of additional new directors to Jintai Delaware’s Board of Directors as set forth in Section 7.1(a) below.

6.7         Confidentiality; Access to Information.

(a)         Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)         Access to Information.

(i)           Jintai HK will afford Jintai Delaware and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Jintai HK during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Jintai HK, as Jintai Delaware may reasonably request. No information or Knowledge obtained by Jintai Delaware in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)           Jintai Delaware will afford Jintai HK and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Jintai Delaware during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Jintai Delaware, as Jintai HK may reasonably request. No information or knowledge obtained by Jintai HK in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.8         Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure.

SHARE EXCHANGE AGREEMENT

ARTICLE 7

CONDITIONS TO CLOSING

7.1         Conditions to Obligations of Jintai HK and the Jintai HK Shareholders. The obligations of Jintai HK and the Jintai HK Shareholders under this Agreement shall be subject to each of the following conditions:

(a)         Closing Deliveries. At the Closing, Jintai Delaware and the Jintai Delaware Shareholders shall have delivered or caused to be delivered to Jintai HK and the Jintai HK Shareholders the following:

(i)           this Agreement duly executed by Jintai Delaware and the Jintai Delaware Shareholders;

(ii)          resolutions duly adopted by the Board of Directors of Jintai Delaware approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	the Acquisition and the terms thereof;

c.	adoption of bylaws in the form agreed by the parties;

d.	fixing the number of authorized directors on the board of directors at [ six (6) ];

e.
the appointment of Kuizhong Cai as Chairman of the board of directors, and the appointment of Zhiming Jiang, Yuan Lin, Danny T.N. Ho, Danian Ye, and Bradnson Cha Hwa Chong, as additional directors, to serve on the Jintai Delaware board of directors, effective on the Closing Date; and

f.	the appointment of the following persons as officers of Jintai Delaware, effective on the Closing Date, with the titles set forth opposite his name (the “Jintai HK Officers”):

Yuan Lin	Chief Executive Officer,

Kuizhong cai	President and Chairman of the Board

Danny T.N. Ho	Chief Operating Officer

Shaoying Li	Chief Financial Officer

(iii)        a certificate of good standing for Jintai Delaware from its jurisdiction of incorporation;

(iv)        a shareholder list of Jintai Delaware as certified by the Jintai Delaware’s Secretary;

SHARE EXCHANGE AGREEMENT

(v)         a certificate of the Secretary of the Jintai Delaware, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Jintai Delaware executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation and By-Laws of the Jintai Delaware, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of the Jintai Delaware authorizing and approving the Jintai Delaware’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(ix)         an opinion from Gersten Savage LLP, counsel to Jintai Delaware, with respect to the matters set forth in Exhibit A attached hereto, addressed to Jintai HK and the Jintai HK Shareholders and dated as of the Closing Date;

(x)          all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Jintai HK’s representatives with respect to Jintai Delaware; and

(xi)         such other documents as Jintai HK and/or the Jintai HK Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b)         Representations and Warranties to be True. The representations and warranties of Jintai Delaware and the Jintai Delaware Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Jintai Delaware and the Jintai Delaware Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)         No Assets and Liabilities. At the Closing, Jintai Delaware shall have no liabilities, debts or payables (contingent or otherwise) other than those liabilities listed in Schedule 4.34 of the disclosure schedules hereto, no tax obligations, no material assets, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(d)         Outstanding Capital Stock. Jintai Delaware shall have 100,000,000 shares of Jintai Delaware Common Stock authorized of which [32,000,000] shares shall be issued and outstanding in the aggregate at the Closing. Jintai Delaware shall have at least 1,000,000 shares of its preferred stock authorized of which no share shall be issued and outstanding in the aggregate at the Closing.

(e)         No Adverse Effect.  The business and operations of Jintai Delaware will not have suffered any Material Adverse Effect.

7.2         Conditions to Obligations of Jintai Delaware and the Jintai Delaware Shareholders. The obligations of Jintai Delaware and the Jintai Delaware Shareholders under this Agreement shall be subject to each of the following conditions:

(a)         Closing Deliveries. On the Closing Date, Jintai HK and/or the Jintai HK Shareholders shall have delivered to Jintai Delaware the following:

(i)           this Agreement duly executed by Jintai HK and the Jintai HK Shareholders;

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(ii)          resolutions duly adopted by the Board of Directors of Jintai HK authorizing and approving the execution, delivery and performance of this Agreement;

(iii)         certificates representing the Jintai HK Equity Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor; and

(iv)         such other documents as Jintai Delaware may reasonably request in connection with the transactions contemplated hereby.

(b)         Representations and Warranties True and Correct. The representations and warranties of Jintai HK and the Jintai HK Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Jintai HK and the Jintai HK Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)         No Adverse Effect.  The business and operations of Jintai HK will not have suffered any Material Adverse Effect.

ARTICLE 8

TERMINATION

8.1         This Agreement may be terminated at any time prior to the Closing:

(a)         by mutual written agreement of Jintai Delaware and Jintai HK Shareholders;

(b)         by either Jintai Delaware or the Jintai HK Shareholders if the Transaction shall not have been consummated for any reason by August 31, 2010; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)         by either Jintai Delaware or the Jintai HK Shareholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d)         by the Jintai HK Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Jintai Delaware or the Jintai Delaware Shareholders set forth in this Agreement, or if any representation or warranty of Jintai Delaware shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by Jintai Delaware or the Jintai Delaware Shareholders or breach by Jintai Delaware or the Jintai Delaware Shareholders is curable by Jintai Delaware or the Jintai Delaware Shareholders prior to the Closing Date, then the Jintai HK Shareholders may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Jintai HK Shareholders to Jintai Delaware and the Jintai Delaware Shareholders of such breach, provided Jintai Delaware and the Jintai Delaware Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Jintai HK Shareholders may not terminate this Agreement pursuant to this Section 8.1(d) if they shall have materially breached this Agreement or if such breach by Jintai Delaware or the Jintai Delaware Shareholders is cured during such thirty (30) day period); or

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(e)         by Jintai Delaware, upon a material breach of any representation, warranty, covenant or agreement on the part of Jintai HK or the Jintai HK Shareholders set forth in this Agreement, or if any representation or warranty of Jintai HK or the Jintai HK Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the representations and warranties by Jintai HK or the Jintai HK Shareholders or breach by Jintai HK or the Jintai HK Shareholders is curable by Jintai HK or the Jintai HK Shareholders prior to the Closing Date, then Jintai Delaware may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Jintai Delaware to Jintai HK and the Jintai HK Shareholders of such breach, provided Jintai HK and the Jintai HK Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Jintai Delaware may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Jintai HK or the Jintai HK Shareholders is cured during such thirty (30) day period).

8.2         Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS
9.1         Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2         Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

SHARE EXCHANGE AGREEMENT

9.4         Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.6         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.7         Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8         Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

9.9         Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

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9.10       Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11       Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.12       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

[Remainder of Page Left Blank Intentionally]

SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

JINTAI MINING GROUP,INC,:

JINTAI MINING GROUP, INC.,
a Delaware corporation

By:
Kuizhong Cai
Chairman of the Board of Directors

Address for Notices:    615 S. Dupont Highway, Dover, Delaware

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGE OF JINTAI MINING GROUP, INC. SHAREHOLDERS

JINTAI MINING GROUP, INC. SHAREHOLDERS:

Name	Address, Telephone, and Facsimile Number for Notice:	Signature:
Kuizhong Cai	Address:

Tel:
Fax:

Zhiming Jiang	Address:

Tel:
Fax:

Weiheng Cai	Address:

Tel:
Fax:

Yuan Lin	Address:

Tel:
Fax:

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGE OF JINTAI MINING CO. LIMITED.

JINTAI MINING CO. LIMITED.

By:
Name:	Kuizhong Cai
Title:	Chairman of the Board and President

Address for Notices:

Address:	Room 1708B2 Nan Fung Tower
Des Voeux Road
Central
Hong Kong
Tel:
Fax:

SHARE EXCHANGE AGREEMENT

SIGNATURE PAGES OF JINTAI MINING CO. LIMITED SHAREHOLDERS

JINTAI MINING CO. LIMITED SHAREHOLDERS:
By: Name: Kuizhong Cai Address: Room 1708B2 Nan Fung Tower Des Voeux Road Central Hong Kong Tel: Fax:
Please Check One:

The Jintai HK Shareholder hereby certifies that he is:

☐      an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex III of this Agreement); or

☒      a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Jintai HK Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

By: Name: Zhiming Jiang Address: Room 1708B2 Nan Fung Tower Des Voeux Road Central Hong Kong Tel: Fax:
Please Check One:

The Jintai HK Shareholder hereby certifies that he is:

☐       an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex III of this Agreement); or

☒      a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Jintai HK Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

By: Name: Weiheng Cai Address: Room 1708B2 Nan Fung Tower Des Voeux Road Central Hong Kong Tel: Fax:
Please Check One:

The Jintai HK Shareholder hereby certifies that he is:

☐      an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex III of this Agreement); or

☐       a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Jintai HK Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

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By: Name: Yuan Lin Address: Room 1708B2 Nan Fung Tower Des Voeux Road Central Hong Kong Tel: Fax:
Please Check One:

The Jintai HK Shareholder hereby certifies that he is:

☐       an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex III of this Agreement); or

☒     a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Jintai HK Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).

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	ANNEX I

(I)	(II)	(III)

Name of Jintai HK Shareholders	Jintai HK Equity Interests Transferred to Jintai Delaware	Jintai Delaware Shares Issued to Jintai HK Shareholders (or Designees)
Kuizhong Cai	7,500	24,000,000
Zhiming Jiang	1,000	3,200,000
Weiheng Cai	1,000	3,200,000
Yuan Lin	500	1,600,000

SHARE EXCHANGE AGREEMENT

	ANNEX II

(I)	(II)	(III)

Name of Jintai Delaware Shareholder	Shares of Jintai Delaware Common Stock Owned Immediately Prior to Transaction	Percentage of Outstanding Jintai Delaware Common Stock Post- Transaction
Kuizhong Cai	24,000,000	75%
Zhiming Jiang	3,200,000	10%
Weiheng Cai	3,200,000	10%
Yuan Lin	1,600,000	5%

SHARE EXCHANGE AGREEMENT

ANNEX III

ACCREDITED INVESTOR DEFINITION

Category A
The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, excluding the value (if any) of such individual's primary residence.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of Jintai Delaware which is issuing and selling the securities.

Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

SHARE EXCHANGE AGREEMENT

DISCLOSURE SCHEDULES
TO
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.1
(List of Business Jurisdictions)

Hong Kong Special Administration Region of People’s Republic of China
People’s Republic of China

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.3
(Subsidiaries)

Guangzhou Xiangguang Corporate Management Limited, a company organized in the People’s Republic of China, is wholly-owned by Jintai HK

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.9
(Litigation)

None

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.11
(Contracts)

None

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.12
(Material Changes)

None

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.15
(Related Transaction)

None

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.17
(Certain Fees)

None

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 2.18
(Registration Rights)

None

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT

SCHEDULE 4.6
(Capitalization and Jintai Delaware Stock Issuances)

Jintai Delaware’s authorized capital stock is comprised of 100,000,000 shares of common stock, par value $.0001, of which 25,000,000 shares are issued and outstanding immediately prior to the consummation of the Acquisition, and 1,000,000 shares of preferred stock, par value $.0001, of which no shares are issued and outstanding immediately prior to the consummation of the Acquisition.

Other than the issuances of Jintai Delaware’s restricted common stock to the Jintai HK Shareholders at the Closing in connection with this Share Exchange Agreement, there has been no issuance of stock of Jintai Delaware as of the time of the Transaction since its inception.

DISCLOSURE SCHEDULES TO THE
SHARE EXCHANGE AGREEMENT